REGISTRATION RIGHTS AGREEMENT THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 22, 2025, is made and entered into by and among Waldencast plc, a public limited company incorporated under the laws of Jersey (the “Company”), Croma-Pharma GmbH, a company organized under the laws of Austria (“Croma”), NVQ Investors Holding, LLC, a Delaware limited liability company (“Holdco Seller” and, together with Croma, “Sellers”), and the members of Holdco Seller (“Holdco Members” and together with Sellers and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, the “Holders” and each, a “Holder”). RECITALS WHEREAS, the Company has entered into that certain Stock Purchase Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement”), by and among Holdco Seller, Croma, Novaestiq Corp., a Delaware corporation (the “Target”), the Company and Novaestiq Holding LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Buyer”), pursuant to which the equityholders of the Target sold 100% of the equity interests of the Target to Buyer; WHEREAS, pursuant to the Stock Purchase Agreement, Croma and Holdco Seller have the right to receive Milestone Shares, as defined in the Stock Purchase Agreement (the “Contingent Share Consideration”), in accordance with the terms and conditions set forth in the Stock Purchase Agreement, and following the applicable Lock-Up (as defined below), Holdco Seller may distribute all or part of its Milestone Shares to Holdco Members; WHEREAS, the parties hereto desire to have certain registration rights with respect to the Contingent Share Consideration; WHEREAS, pursuant to the Stock Purchase Agreement, each of Croma and Holdco Seller, on behalf of itself and the Holdco Members, as applicable, have agreed not to Transfer any Contingent Share Consideration during the respective Lock-Up, as described and defined in the Stock Purchase Agreement (the “Lock-Up”); and WHEREAS, the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement, and Croma, Holdco Seller and each Holdco Member has agreed to act in good faith in order to assist in effectuating the registration rights set forth in this Agreement. NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: Execution Version

2 ARTICLE I DEFINITIONS 1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below: “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer, the President, the Chief Financial Officer or any other principal executive officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public. “Agreement” shall have the meaning given in the Preamble hereto. “Board” shall mean the Board of Directors of the Company. “Buyer” shall have the meaning given in the Recitals hereto. “Class A Ordinary Shares” shall mean the class A ordinary shares, par value $0.0001, of the Company. “Company” shall have the meaning given in the Preamble hereto. “Commission” shall mean the Securities and Exchange Commission. “Contingent Share Consideration” shall have the meaning given in the Recitals hereto. “Croma” shall have the meaning given in the Preamble hereto. “EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System. “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time. “FINRA” shall mean the Financial Industry Regulatory Authority, Inc. “Form F-1 Shelf” shall have the meaning given in Section 2.1.1. “Form F-3 Shelf” shall have the meaning given in Section 2.1.1. “Holdco Members” shall have the meaning given in the Preamble hereto. “Holdco Seller” shall have the meaning given in the Preamble hereto.

3 “Holder Information” shall have the meaning given in Section 4.1.2. “Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities. “Initial Cure Period” shall have the meaning given in Section 3.4. “Lock-Up” shall have the meaning given in the Recitals hereto. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading. “Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities, including prior to the expiration of any Lock-Up applicable to such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter. “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus. “Registrable Security” shall mean (a) any Class A Ordinary Shares issued or issuable as part of Contingent Share Consideration pursuant to the Stock Purchase Agreement, and (b) any other securities issued or issuable with respect to any such Class A Ordinary Shares by way of share split, share dividend, recapitalization, merger, exchange or similar event or otherwise provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new book entry positions not subject to a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; and (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. “Registration” shall mean a registration effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective. “Registration Period” shall have the meaning given in Section 5.7. “Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such

4 registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement. “Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. “Rule 144 Restriction” shall have the meaning given in Section 3.4. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time. “Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be. “Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect). “Stock Purchase Agreement” shall have the meaning given in the Recitals hereto. “Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2. “Target” shall have the meaning given in the Recitals hereto. “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). ARTICLE II REGISTRATIONS AND OFFERINGS 2.1 Shelf Registration. 2.1.1 Filing. Within thirty (30) calendar days following the issuance of the Approval Milestone Shares (as defined in the Stock Purchase Agreement), the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), if the Company is then eligible to use a Form F-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no

5 later than the earlier of (a) the sixtieth (60th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.3. 2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.3, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.3.

6 ARTICLE III COMPANY PROCEDURES 3.1 General Procedures. In connection with any Shelf, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall: 3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities, and use its commercially reasonable efforts to cause such Registration Statement to become effective in accordance with Section 2.1, including filing a replacement Registration Statement, if necessary, and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities; 3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities; 3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement, and such other documents as the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to EDGAR; 3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do

7 business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject; 3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed; 3.1.6 advise the Holders of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and 3.1.7 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.3. 3.2 Requirements for Participation in Registration Statement in Offerings. 3.2.1 Each Holder shall provide the Holder Information to the Company in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities laws. 3.2.2 In connection with the resale of any Registrable Securities pursuant to a Registration Statement, such selling Holder shall have provided the Company’s transfer agent with such documentation as may be reasonably requested, including a broker representation letter, in form and substance attached hereto as Exhibit A; provided, however, that no Holder shall be obligated to deliver a legal opinion in connection with any such resale under the Registration Statement. 3.2.3 Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.2 shall not affect the registration of the other Registrable Securities to be included in such Registration. 3.3 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights. 3.3.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities under such Registration Statement or Prospectus until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being

8 understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, upon the advice of legal counsel, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days in each case during any twelve-month period. In the event the Company exercises its rights under this Section 3.3.1, (i) immediately upon their receipt of the notice referred to above, each Holder agrees to immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 under the Securities Act, subject to compliance with Section 3.4) until such Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the Misstatement and receives written notice that any post-effective amendment has become effective or unless otherwise notified by the Company in writing that the Holders may resume such offers and sales and (ii) each Holder will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Holder agrees to deliver to the Company or, in such Holder’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in such Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent such Holder is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre- existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. 3.3.2 The Company shall as promptly as practical notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.3. 3.4 Restriction on Rule 144. The Holders hereby agree that for so long as a Registration Statement is then effective and available for use by such Holders for the resale of Contingent Share Consideration received pursuant to the Stock Purchase Agreement, no Holder shall resell such Contingent Share Consideration pursuant to Rule 144 (the “Rule 144 Restriction”), unless (i) such Registration Statement becomes unavailable for use for six (6) consecutive weeks (the “Initial Cure Period”) or (ii) this Agreement is terminated as to such Holder in accordance with Section 5.7. Following the Initial Cure Period, if at any time during the Registration Period (as defined below), a Registration Statement becomes effective and available for use by such Holders for the resale of Contingent Share Consideration received pursuant to the Stock Purchase Agreement, the

9 Rule 144 Restriction shall immediately reapply following the effectiveness of such Registration Statement. 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. During any period during which the Rule 144 Restriction is suspended in accordance with Section 3.4, the Company further covenants that it shall take such further action as any Holder may reasonably request, solely to the extent required during such period to enable such Holder to sell or otherwise dispose of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). ARTICLE IV INDEMNIFICATION AND CONTRIBUTION 4.1 Indemnification. 4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, advisors, representatives, members and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any Holder Information furnished in writing to the Company by such Holder expressly for use therein. 4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in,

10 in the case of an omission) any Holder Information furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. 4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and one local counsel in each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. 4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, advisor, agent, representative, member or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason. 4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other

11 things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation. ARTICLE V MISCELLANEOUS 5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Waldencast plc, Michelin House, 81 Fulham Road, London, SW3 6RD, United Kingdom, Attention: General Counsel, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s transfer agent’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1. 5.2 Assignment; No Third Party Beneficiaries. 5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. 5.2.2 Subject to Section 5.2.4, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided, however, that no assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or

12 obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit B attached hereto). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void. 5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees. 5.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2. 5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. 5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK 5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. 5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the Class A Ordinary Shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of

13 any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. 5.7 Term. This Agreement shall terminate on the earlier of (a) the twelfth (12th) anniversary of the date of this Agreement, (b) with respect to any Holder, on the date after March 31, 2032 that such Holder no longer holds any Registrable Securities, and (c) with respect to any Holder, the date all Registrable Shares held by such Holder may be sold without restriction under Rule 144 under the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), under the Securities Act (collectively, the “Registration Period”). The provisions of Section 3.5 and Article IV shall survive any termination. 5.8 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder. 5.9 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby. 5.10 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. 5.11 Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. [SIGNATURE PAGES FOLLOW]

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. COMPANY: WALDENCAST plc a public limited company incorporated under the laws of Jersey By: Name: Michel Brousset Title: Chief Executive Officer Docusign Envelope ID: 81FD3E29-2BBE-4E54-8820-408250080B5C

[Signature Page to Registration Rights Agreement] SELLERS: Croma-Pharma GmbH By: Andreas Prinz Managing Director By: Peter Haidenek Managing Director Docusign Envelope ID: 7D9D7B2A-B8E5-4C21-975E-EC2CF80B530B

[Signature Page to Registration Rights Agreement] NVQ Investors Holding, LLC By: GRC NVQ Holdings LLC, its manager By: Ethan Rigel Docusign Envelope ID: AA396790-FAEC-4405-8EF5-1348A6995C36

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Humberto Antunes

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. BEACHWOOD VENTURES, LLC By: Patrick George, Managing Member

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Shanin Bechstein

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. BETA ORION PARTNERS, LLC By: Ethan Rigel, Authorized Person

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Alexis Bowhay

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. William Carson Susan Carson

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. CHAD A. HERMANS AND KELLY E. HERMANS, TRUSTEES OF THE HERMANS FAMILY TRUST DATED JANUARY 5, 2022 AND ANY AMENDMENTS THERETO By: Chad A. Hermans, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. DAMSI INVESTMENTS, LLC By: Mauro Wjuniski, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. David Tolman Maria Motto

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. DFINE GROUP LLC By: Drew Fine, Owner

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. DINOSAUR VALLEY LP By: Humberto Calheiros Antunes, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. DR. NOWELL SOLISH MEDICINE PROFESSIONAL CORP. By: Nowell Solish, Owner

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Bobbi Drais

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Drew Fine

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. GORE RANGE CAPITAL FUND II LLC By: Gore Range Capital LLC, its Manager By: Ethan Rigel, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Ryan Gores

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Richard D. Granstein

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. GROVE FAMILY TRUST DATED FEBRUARY 5, 2018 By: Scott Grove, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Natalia Guadalupe Guzman

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Nikolaus Hofer

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Michael Snead Holmes

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Sujata Jha

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Robert Johnson

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Margaret Cookie Kipp

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Alisa Lask

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. LORENC AESTHETICS, LLC By: Z. Paul Lorenc, Owner

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Mary P. Lupo

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. MAETZOLD FAMILY PARTNERSHIP, LTD. By: Maetzold Management, LLC, its general partner By: Sharon Maetzold, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. John J. Martin, Jr., M.D.

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. MAYTAL CAPITAL, LLC By: Jeff George, Managing Director

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. MICHAEL J. AND GABRIELA A. MALONEY REVOCABLE LIVING TRUST By: Michael Maloney, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Jennifer Howard O’Neal

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Nishan Patel

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Nitun Patel

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Shital Patel

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Thibaud Portal

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. PURITY HEALTH AND BEAUTY LLC By: Hanieh Khorshidi, CEO

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. RED KANGAROO HOLDINGS, LP By: Volpino Holdings, LLC, its General Partner By: Ethan Rigel, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. SOLID ROCK ASSETS LLC By: Spencer Bond, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Norma Storch

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. SUE ELLEN COX LIVING TRUST By: Sue Ellen Cox, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Wayne Swanton

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. THE HARRISON LIVING TRUST By: Miles David Harrison, Co-Trustee By: Joanna Harrison, Co-Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Justin Thomas Erin Thomas

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. WEINER INVESTMENTS, LLC By: Steven Weiner, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Paul Whiteside

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Jordan Wilson

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. 65 EASTBROOK LLC By: Glenn Gardner, Member

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Michelle Barrineau

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Lindsay Bright

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. CALOOSA CONSULTING PLLC By: Aaron S. Farberg, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. CARPE DIEM GLOBAL PARTNERS, LLC 401(k) PLAN By: Jefferey B. DeFazio, Managing Partner

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Lisa Patricia Ercolano

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Chasity D. Geiger

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Richard J. Greco, MD

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Lisa Harrison

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Jeffrey Austin Gregory Ragusa

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Griffin King

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Theodorus Jonathan Kurkjian

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. MYSPACE VENTURES LLC By: Shaun Patel, Director

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Tina Reddy

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. SAVANNAH SURGICAL SUBSPECIALISTS, INC. f/k/a Savannah Surgical Subspecialists, LTD. By: Richard J. Greco, MD, CEO

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Henry Scholder

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Hank Sczerba

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. THE GEORGIA INSTITUTE FOR PLASTIC SURGERY PC PENSION PLAN FBO RICHARD J GRECO MD By: Richard J. Greco, MD, CEO

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. THE KELLY E PENNINGTON TRUST By: Kelly Pennington, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Saranya Wyles

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Ronald G. Yeskey Donna L. Yeskey

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Panta Abrahimi

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. ALERIUM LLC By: Dr. Justin Harper, Owner and CEO

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Bradley Bengtson

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Jefferson Birchall, MD

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Larry Wayne Blevins Carrie Ross Blevins

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. BRIAN J. AND BROOKE A. BEALE REVOCABLE TRUST DATED JUNE 1, 2018 By: Brian Beale, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Sheryl Clark

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Joanne Courtenay-Hooey

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Doris Day, MD

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. EMERALD ENDOWMENT, LLC By: Dan Mills, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. JENNIFER PEARLMAN MEDICINE PROFESSIONAL CORPORATION By: Dr. Jennifer Pearlman, Owner

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. JOSH AND SHAWNA CHRISMAN LIVING TRUST By: Shawna Chrisman, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Rebecca Kazin Moshe Kazin

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. LIPPE TAYLOR, LLC By: Paul Dyer, CEO and President

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. LUX INJECTABLES LLC By: Jessica Manges, Owner

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. MARA INVESTMENT LLC By: Audrey Rose, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. MATTHEW CASAVANT FAMILY TRUST By: Matthew Casavant, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Leonard A. Mikus Karen A. Mikus

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Shane Morrison Jessica Morrison

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. NANOTECH INVESTMENTS LIMITED By: Himanshu Patel, Director

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Dhinil Patel

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Navnit Patel Dharmista Patel

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Valentina Prinz

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. REJS INC. By: Richard Salinas, President

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Thomas Seery

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. THIRD LAKE VC FUND III, LP By: Third Lake VC III GP, LLC its General Partner By: Robert Forsythe, Manager

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. TOBIN W AND SUSAN M JUVENAL REVOCABLE FAMILY TRUST By: Tobin Juvenal, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. TRUST OF LEWIS KEVIN HARRINGTON By: Lewis Kevin Harrington, Trustee

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. WESTCO CONSULTING LLC By: Kary Smith, Managing Member

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Brittany Wilson

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. Justin Wilson

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above. AVA’S EXEMPT TRUST By: Ava Shamban, Trustee

Exhibit A FORM OF BROKER REPRESENTATION LETTERS [Intentionally omitted.]

Exhibit B REGISTRATION RIGHTS AGREEMENT JOINDER [Intentionally omitted.]